UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2012

Motors Liquidation Company GUC Trust

(Exact Name of Registrant as Specified in Charter)

Delaware	1-43	45-6194071
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

c/o Wilmington Trust Company, as trust administrator and trustee Attn: David A. Vanaskey Jr., Vice President Rodney Square North 1100 North Market Street Wilmington, Delaware	19890-1615
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 636-6019

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On May 15, 2012, Wilmington Trust Company, solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust, acting pursuant to Section 6.2 of the Motors Liquidation Company GUC Trust Agreement dated as of March 30, 2011 and between the parties thereto, or the GUC Trust Agreement, filed the GUC Trust Reports (as such term is defined in the GUC Trust Agreement) with the Bankruptcy Court for the Southern District of New York, which GUC Trust Reports contain: (i) the GUC Trust financial statements and related notes thereto as at and for the year ended March 31, 2012; and (ii) restatements of the GUC Trust unaudited Statements of Changes in Net Assets in Liquidation as of and for each of the quarters ended June 30, 2011, September 30, 2011 and December 31, 2011.

(d) Exhibits. The following exhibit is furnished with this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

99.1	GUC Trust Reports

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 16, 2012

MOTORS LIQUIDATION COMPANY GUC TRUST

By: Wilmington Trust Company, not in its individual capacity, but solely in its capacity as trust administrator and trustee of the Motors Liquidation Company GUC Trust

By:	/s/ David A. Vanaskey
Name:	David A. Vanaskey
Title:	Vice President of Wilmington Trust Company

EXHIBIT INDEX

Exhibit No.	Description

99.1	GUC Trust Reports

4